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                                                                    Exhibit 23.4



The Board of Directors
SMTC Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG

Chartered Accountants

Dublin, Ireland
August 22, 2001